                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549



                                    FORM 8-K

                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



               Date of Earliest Event Reported:  February 1, 2000


                                  DYNEGY INC.
------------------------------------------------------------------------------
             (Exact Name of Registrant As Specified In Its Charter)



     Illinois                         1-11156                74-2928353
------------------------------------------------------------------------------
 (State or Other Jurisdiction  (Commission File Number)     (IRS Employer
      of Incorporation)                                  Identification Number)


                           1000 Louisiana, Suite 5800
                             Houston, Texas  77002
------------------------------------------------------------------------------
                    (Address of Principal Executive Offices)

                         Registrant's Telephone Number:
                                 (713) 507-6400

ITEM 7:  FINANCIAL STATEMENTS, PRO-FORMA FINANCIAL INFORMATION AND EXHIBITS
------   ------------------------------------------------------------------

         (a)                 FINANCIAL STATEMENTS - N/A


         (b)                 PRO-FORMA FINANCIAL INFORMATION - ATTACHED


         (c)                 EXHIBITS - N/A

            SIGNATURE

  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                    By:   /s/ Lisa Q. Metts
                                       --------------------------------
                                            Lisa Q. Metts
                                            Vice President


DATE:   February 29, 2000

                   UNAUDITED PRO FORMA FINANCIAL INFORMATION

  The following unaudited pro forma combined balance sheet and statements of operations (the "statements") are presented to give effect to the merger between Dynegy and Illinova. The preparation of the statements required management of Dynegy and Illinova to develop estimates and make assumptions that affected the pro forma financial position and results of operations contained therein. Actual results could differ from those estimates. The pro forma information was prepared based on the following assumptions:

  . For reporting purposes, the statements assume that Dynegy is the acquiring company.
  . Dynegy accounted for the transaction as a purchase for financial reporting purposes.
  . The statements are based on the historical consolidated financial statements of Dynegy and Illinova under the assumptions and adjustments set forth in the accompanying notes to the pro forma statements.
  . The pro forma balance sheet dated September 30, 1999 assumes the merger and the sale of the Clinton nuclear facility were both consummated on September 30, 1999, and adjusts Illinova's quasi-reorganization from a plant closure and decommissioning presentation to an asset sale presentation (including the impact of the power purchase agreement with the purchaser of the Clinton nuclear facility). This statement also assumes that certain qualifying facilities were sold effective September 30, 1999.
  . The statements for the year ended December 31, 1998, and for the nine-month period ended September 30, 1999, assume the merger, Illinova's quasi-reorganization, the sale of the Clinton nuclear facility and the sale of certain qualifying facilities were all consummated on January 1, 1998.
  . The statements assume the goodwill resulting from the merger will be amortized over a forty-year period. We have considered the technology, industry and financial considerations that we deemed relevant impacting this decision and have concluded that there is no persuasive evidence indicating that a material portion of the value creation resulting from the combination will dissipate over a shorter period than forty years.
  . We have not reflected any revenue enhancements or cost savings in the statements. However, the combination of the two companies is estimated to create annual pre-tax revenue enhancements and cost savings ranging from $125 million to $165 million. Approximately two-thirds of the total annual synergies are attributable to revenue enhancement opportunities with the remaining one-third of the total annual synergies attributable to cost savings. A significant portion of these annual revenue enhancements and cost savings is estimated to be realized in the first year of combined operations.
  . The allocation of the purchase price is based upon certain assumptions, valuations and other studies that have not been finalized. The respective management of Dynegy and Illinova are continuing to assess the strategic nature and fit of certain assets and operations of the combined entity in order to identify opportunities to monetize its investment in non-strategic operations. Further, the respective managements are assessing the long-term direction it will take relative to the combined company's human resource initiatives. Finally, Dynegy management continues to assess financial exposure to litigation, environmental, regulatory and other similar contingencies acquired as part of the merger. Consequently, the determination and allocation of purchase price as presented in the statements is considered preliminary.
  . The statements assume that zero percent of Dynegy Holding's public shareholders elected a cash payment of $16.50 in exchange for their stake in Dynegy Holding. Shareholders that made elections for cash may not have received what they elected because the amount of cash to be paid in the merger was fixed. If you were a public shareholder of Dynegy Holding, for each 100 shares of Dynegy Holding common stock for which you elected to receive cash, you received cash consideration with respect to no less than 63 shares of Dynegy common stock and no more than 84 shares of Dynegy Holding common stock.

The statements and the notes thereto should be read in conjunction with the historical consolidated financial statements and related notes of Dynegy and Illinova, which have been incorporated herein by reference. These statements were prepared in accordance with rules and regulations established by the Securities and Exchange Commission and are not necessarily reflective of the actual or future results of operations or financial position of the combined company.

                                                                    DYNEGY INC.
                                                         UNAUDITED PRO FORMA BALANCE SHEET

                                                                                          September 30, 1999
                                                 ---------------------------------------------------------------------------------
                                                            Historical                                      PRO FORMA
                                                 ---------------------------------------------------------------------------------
                                                      Dynegy         ILLINOVA       ADJUSTMENTS         CLINTON (F)       COMBINED
                                                 ----------------------------------------------         --------------------------
                                                                                        (in millions)
 CURRENT ASSETS:
   Cash and cash equivalents                         $   28.3        $   55.0            $  ---           $  ---          $    83.3
   Accounts receivable, net                           1,952.8           456.2               ---            (13.3)           2,395.7
   Inventories                                          296.3            98.0               ---             (0.6)             393.7
   Assets from risk-management activities               414.6            17.3              (1.0)(h)          ---              430.9
   Prepayments and other assets                          52.0            45.6              40.5 (g)         (1.9)             136.2
                                                     --------        --------         ---------         --------          ---------
                                                      2,744.0           672.1              39.5            (15.8)           3,439.8
                                                     --------        --------         ---------         --------          ---------

 PROPERTY PLANT AND EQUIPMENT, NET                    2,143.2         4,488.1            (117.5)(g)                         6,513.8
                                                     --------        --------         ---------         ---------         ---------
 OTHER ASSETS:
  Investment in unconsolidated affiliates               570.7           269.5            (192.2)(g) (n)       ---             648.0
  Assets from risk-management activities                400.7             ---               ---               ---             400.7
  Transition period cost recovery                         ---           452.4               ---            (115.9)            336.5
  Nuclear fuel assets                                     ---             1.4               ---              (1.4)              ---
  Goodwill and other intangibles, net                   357.8             ---             797.6 (a) (g) (n)   ---           1,155.4
  Other assets                                          198.1           307.9               ---            (143.0)            363.0
                                                     --------        --------         ---------           -------         ---------
                                                      1,527.3         1,031.2             605.4            (260.3)          2,903.6
                                                     --------        --------         ---------           -------         ---------

 TOTAL ASSETS                                        $6,414.5        $6,191.4         $   527.4           $(276.1)        $12,857.2
                                                     ========        ========         =========           =======         =========

 CURRENT LIABILITIES:
  Accounts payable                                   $1,858.5        $  211.8         $     ---           $ (83.3)        $ 1,987.0
  Accrued liabilities                                   189.2           336.2              84.5 (a) (l)     (58.9)            551.0
  Liabilities from risk-management activities           373.3            19.0             (20.0)(h)           ---             372.3
  Notes payable                                           ---           387.1               ---               ---             387.1
  Current portion of long-term debt                      42.5           236.4               ---               ---             278.9
                                                     --------        --------         ---------           -------         ---------
                                                      2,463.5         1,190.5              64.5            (142.2)          3,576.3

 LONG-TERM DEBT                                       1,416.4         2,118.6             531.6 (b) (c) (g) 139.4           4,206.0
 OTHER LIABILITIES:
  Liabilities from risk-management activities           314.6             ---               ---               ---             314.6
  Deferred income taxes                                 313.7           898.7              10.2 (m)          61.9           1,284.5
  Decommissioning liability                               ---           520.2               ---            (495.2)             25.0
  Other long-term liabilities                           447.4           233.9              91.9 (a)          71.8             845.0
                                                     --------        --------         ---------           -------         ---------
 TOTAL LIABILITIES                                    4,955.6         4,961.9             698.2            (364.3)         10,251.4
                                                     --------        --------         ---------           -------         ---------

 COMPANY OBLIGATED PREFERRED SECURITIES OF
    SUBSIDIARY TRUST                                    200.0           239.9               ---               ---             439.9

 STOCKHOLDERS' EQUITY:
  Preferred stock                                        75.4             ---             (10.7)(b) (d)       ---              64.7
  Class A common stock                                    1.6             ---           1,217.5(a)(c)(d)(e)   ---           1,219.1
  Class B common stock                                    ---             ---             648.1(b)            ---             648.1
  Additional paid-in capital                            965.5         1,113.7          (2,167.4)(a)(c)(d)(e) 88.2               ---
  Other comprehensive income                              ---             1.2              (1.2)(a)           ---               ---
  Retained earnings (deficit)                           234.0            13.0             (13.0)(e)(h)(l)     ---             234.0
  Less: treasury stock                                  (17.6)         (138.3)            155.9(e)            ---               ---
                                                     --------        --------         ---------           -------         ---------
 TOTAL STOCKHOLDERS' EQUITY                           1,258.9           989.6            (170.8)             88.2           2,165.9
                                                     --------        --------         ---------           -------         ---------
 TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY          $6,414.5        $6,191.4         $   527.4           $(276.1)        $12,857.2
                                                     ========        ========         =========           =======         =========

   See Notes to Unaudited Pro forma Condensed Combined Financial Statements.


                                                                   DYNEGY INC.
                                                   UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

                                                                                 Nine-Months Ended September 30, 1999
                                                  --------------------------------------------------------------------------------
                                                             Historical                                        PRO FORMA
                                                  ----------------------------- --------------------------------------------------
                                                       Dynegy          ILLINOVA       ADJUSTMENTS       CLINTON (F)       COMBINED
                                                  -------------- ------------------  --------------     -------------- ------------
                                                                            (in millions, except per share data)

 Revenues                                             $10,790.7        $1,928.5           $(117.5)(g)      $ (16.4)      $12,585.3

 Cost of sales                                         10,386.0         1,381.9             (95.3)(g)(h)     (137.4)       11,535.2
                                                      ---------        --------           -------         ---------       ---------

   OPERATING MARGIN                                       404.7           546.6             (22.2)            121.0         1,050.1

 Depreciation                                              96.3           145.3              11.3(g)            ---           252.9
 General and administrative expenses                      150.2           146.2             (12.7)(g)(i)(l)     ---           283.7
                                                      ---------        --------           -------          --------       ---------

   OPERATING INCOME                                       158.2           255.1             (20.8)            121.0           513.5

 Equity in earnings of unconsolidated affiliates           60.1             6.9              (9.1)(g)           ---            57.9
 Other income, net                                         29.8            22.4              (0.2)(g)           ---            52.0
 Minority interest in income of subsidiaries              (12.5)          (14.4)              ---               ---           (26.9)
 Interest expense                                         (59.4)         (137.5)            (34.2)(g)(j)       21.6          (209.5)
 Other expenses, net                                      (18.6)            ---               ---              (0.1)          (18.7)
                                                      ---------        --------           -------         ---------       ---------

   INCOME BEFORE INCOME TAXES                             157.6           132.5             (64.3)            142.5           368.3

   Income tax provision                                    50.9            55.9             (18.1)(m)          57.0           145.7
                                                      ---------        --------           -------          --------       ---------

   NET INCOME                                         $   106.7        $   76.6           $ (46.2)          $  85.5       $   222.6
                                                      =========        ========           =======          ========       =========

 EARNINGS PER SHARE:                                                                                                      PRO FORMA

  Net Income (Loss)                                   $   106.7        $   76.6                                           $   222.6
  Plus: Carrying amount over consideration
     paid for redeemed preferred stock of a
     subsidiary                                             ---             1.5                                                 ---
  Less: preferred stock dividends                          (0.3)            ---                                               (19.7)
                                                      ---------        --------                                           ---------
  Net Income (Loss) applicable to common
      stockholders                                    $   106.4        $   78.1                                           $   202.9
                                                      =========        ========                                           =========



 Basic Earnings (Loss) Per Share                      $    0.69        $   1.12                                           $    1.48
                                                      =========        ========                                           =========

 Diluted Earnings Per Share                           $    0.64        $   1.12                                           $    1.45
                                                      =========        ========                                           =========

 Basic Shares Outstanding                                 153.9            69.9                                               136.8
                                                      =========        ========                                           =========

 Diluted Shares Outstanding                               166.7            69.9                                               140.4
                                                      =========        ========                                           =========


   See Notes to Unaudited Pro forma Condensed Combined Financial Statements.


                                                                DYNEGY INC.
                                                UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

                                                                                Year Ended December 31, 1998
                                              ------------------------------------------------------------------------------------
                                                          Historical                                      PRO FORMA
                                              -------------------------------- ---------------------------------------------------
                                                   DYNEGY          ILLINOVA        ADJUSTMENTS         CLINTON (F)       COMBINED
                                              --------------- ------------------  --------------       -------------- -------------
                                                                           (in millions, except per share data)

 Revenues                                         $14,258.0        $ 2,430.6           $(150.0)(g)        $    1.7        $16,540.3

 Cost of sales                                     13,829.3          2,076.3            (118.5)(g)          (269.8)        15,517.3
                                                  ---------        ---------           -------            --------        ---------

   OPERATING MARGIN                                   428.7            354.3             (31.5)              271.5          1,023.0

 Depreciation                                         113.2            208.0              87.3(g)(k)         (97.2)           311.3
 General and administrative expenses                  185.7            107.4              (2.4)(g)(i)          ---            290.7
 Severance charge                                       9.6              ---               ---                 ---              9.6
                                                  ---------        ---------           -------            --------        ---------

   OPERATING INCOME                                   120.2             38.9            (116.4)              368.7            411.4

 Equity in earnings of unconsolidated                  91.0             22.5             (13.3)(g)             ---            100.2
  affiliates
 Other income, net                                     46.8              3.1              (1.0)(g)             ---             48.9
 Clinton impairment                                     ---         (2,666.9)              ---             2,666.9              ---
 Minority interest in income of subsidiaries          (16.6)           (19.8)              ---                 ---            (36.4)
 Interest expense                                     (75.0)          (142.8)            (46.6)(g)(j)         (2.5)          (266.9)
 Other expenses, net                                   (7.7)             ---               ---                 ---             (7.7)
                                                  ---------        ---------           -------            --------        ---------

   INCOME BEFORE INCOME TAXES                         158.7         (2,765.0)           (177.3)            3,033.1            249.5

   Income tax provision                                50.3         (1,185.5)            (59.5)(m)         1,283.9             89.2
                                                  ---------        ---------           -------            --------        ---------

   NET INCOME                                     $   108.4        $(1,579.5)          $(117.8)           $1,749.2        $   160.3
                                                  =========        =========           =======            ========        =========

 EARNINGS PER SHARE:                                                                                                      PRO FORMA

  Net Income (Loss)                               $   108.4        $(1,579.5)                                             $   160.3
  Less: preferred stock dividends                      (0.4)             ---                                                  (26.2)
                                                  ---------        ---------                                              ---------
  Net Income (Loss) applicable to common
      Stockholders                                $   108.0        $(1,579.5)                                             $   134.1
                                                  =========        =========                                              =========



 Basic Earnings (Loss) Per Share                  $    0.71        $  (22.04)                                             $    0.98
                                                  =========        =========                                              =========

 Diluted Earnings Per Share                       $    0.66         $  n/a                                                $    0.95
                                                  =========       ==========                                              =========

 Basic Shares Outstanding                             151.6             71.7                                                  136.8
                                                  =========        =========                                              =========

 Diluted Shares Outstanding                           164.6             71.7                                                  140.4
                                                  =========        =========                                              =========

   See Notes to Unaudited Pro forma Condensed Combined Financial Statements.

     NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

   (a) To reflect the purchase price allocation to goodwill. The adjustments include the step-up applied to Illinova's common stock, estimated merger costs incurred and capitalized by Dynegy Holding and reserves related to valuing certain contractual obligations to current market value and recognition of certain other obligations, including the cost to register certain shares issued in the transaction. The significant adjustments comprising the purchase price allocated to goodwill are as follows (in millions, except share prices):

        Share price                                                 $  23.913
        Illinova common stock outstanding at September 30, 1999        69.939
                                                                    ---------
        Fair value of stock issued                                    1,672.5
        Less: Illinova's net equity at September 30, 1999               989.6
                                                                    ---------
        Consideration in excess of Illinova's net book value            682.9
        Reserves for contractual and other obligations                  164.3
        Merger costs                                                     29.9
                                                                    ---------
        Allocable purchase price                                        877.1
        Less: other adjustments to goodwill (see note (g) and (n))       79.5
                                                                    ---------
        Goodwill value                                               $  797.6
                                                                    =========
        Concurrent with its decision to exit the Clinton nuclear facility, Illinova effected a quasi-reorganization initially reflected in its December 31, 1998 historical financial statements. In a quasi-reorganization, a company restates its assets and liabilities to their fair value, adopts accounting pronouncements issued but not yet adopted and eliminates any remaining deficit in retained earnings by a transfer from other paid-in-capital. As a result, we assumed that the fair values assigned to Illinova's assets and liabilities as part of the quasi-reorganization (as adjusted by pro forma entry (f)) remain materially correct and therefore the entire purchase price in excess of Illinova's historical net book value was allocated to goodwill. Dynegy continues to review the carrying value of Illinova's assets and liabilities. The ultimate purchase price allocated to Illinova's regulated and unregulated assets and liabilities by Dynegy may vary from the Illinova assigned values as a result of various factors, including market movements through the date of the acquisition, differences in long-term business plans and varying conclusions resulting from assessment of factors impacting valuation decisions.

   (b) To recognize the estimated $200 million cash infusion by Chevron, the exchange of Chevron's 7,815,363 shares of Dynegy Holding Series A Preferred Stock and the conversion of Chevron's 38,789,876 Dynegy common stock shares into Class B common stock of Dynegy. The value of the Class B common stock is calculated as follows (in millions, except share numbers):

        Historical cost basis of 7,815,363 shares of Series A Preferred Stock   $  75.4
        Par value of 38,789,876 shares of Dynegy Holding common stock               0.4
        Historical paid-in capital cost basis of 38,789,876 shares of
         Dynegy Holding common stock                                              372.3
        Assumed Chevron cash infusion (reduction of long-term debt)               200.0
                                                                               --------
        Class B common stock value                                             $  648.1
                                                                               ========

   (c) To recognize the re-purchase of an aggregate 64.9 million shares of common stock (consisting of 32.45 million shares each from BG Holdings and NOVA) at $16.50 per share. The pro ration assumed zero percent of the identified Dynegy Holding public shareholders exercised their right to a cash payment of $16.50 per share of Dynegy Holding common stock. The value deducted from the par value common stock and paid-in capital of Dynegy Holding is calculated as follows (in millions, except share prices) :


        Share price                                                                $  16.50
        Aggregate BG Holdings and NOVA shares assumed exchanged for cash              64.91
                                                                                   --------
        Cash distribution (increase in long-term debt)                              1,071.0
        Less: par value of aggregate shares assumed exchanged for cash                  0.6
                                                                                   --------
        Value deducted from paid-in capital                                        $1,070.4
                                                                                   ========

   (d) To recognize the exchange of the remaining Dynegy Holding common shares owned by BG Holdings and NOVA, aggregating 12.7 million Dynegy Holding common shares, for shares of Dynegy Series A preferred stock shares pursuant to the terms of the merger agreement (in millions, except share prices).

        Aggregate average cost basis of remaining BG Holdings
        and Nova common shares                                          $  5.11
        Assumed remaining common stock shares held by BG Holdings
        and NOVA                                                          12.66
                                                                        -------
        Value classified as Series A Preferred Stock                       64.7
        Value deducted from par value common stock                          0.1
                                                                        -------
        Value deducted from paid-in capital                             $  64.6
                                                                        =======
   (e) To reflect the reclassification of the net remaining common stock, paid-in-capital and treasury stock values to Class A common stock due to Dynegy's common stock being without a par value.

   (f) To recognize the impact of the sale of the Clinton nuclear facility to AmerGen. The year-end and interim Illinova historical financial statements were prepared based on the expectation of plant closure as of August 31, 1999. The pro forma adjustment reflects the impact on the merged company's financial position resulting from the Purchase and Sale Agreement executed by Illinova and AmerGen dated June 30, 1999. In addition, the pro forma adjustments eliminate items of income and expense (principally operation and maintenance expense) related to the facility and incurred by Illinova during 1998 and 1999 based on the assumption that the facility was sold on January 1, 1998.

   (g) To recognize the estimated financial impact of the sale of certain qualifying facilities by Dynegy Holding pursuant to requirements mandated by the Public Utility Regulatory Polices Act of 1978.

   (h) To eliminate the effect of Illinova's adoption of Statement of Accounting Standard No. 133, "Accounting for Derivative Instruments and Hedging Activities" in order to standardize accounting policies of the merged company.

   (i) To recognize the elimination of compensation expense related to the vesting of certain stock options held by Dynegy Holdings employees pursuant to the acceleration of vesting terms contained in the Merger Agreement.

   (j) To adjust historical interest expense to reflect the cost of the increased indebtedness resulting from consummation of the merger. The pro forma statements assume a 7 percent per annum interest rate on the indebtedness incurred to consummate the merger under the terms contemplated herein. A one-eighth percent variance from the assumed rate would alter pre-tax interest expense by approximately $1.2 million per annum. The pro forma statements do not include an estimate of costs associated with the merger financing as such costs are not considered material to Dynegy's pro forma financial position or pro forma results of operations.

   (k) To adjust historical depreciation and amortization expense for the preliminary purchase price allocation reflected herein. Additionally, depreciation expense for the year ended December 31, 1998, was increased to reflect the additional amortization that would have been incurred on the fossil fuel facilities had the quasi-reorganization occurred effective January 1, 1998.

     NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

   (l) To recognize the estimated pro forma merger expenses incurred (and expensed) by Illinova.

   (m) To recognize the estimated pro forma tax provision on the combined pro forma adjustments.

   (n) To adjust the historical cost of certain Illinova assets to estimated fair market value.